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Exhibit (a)(1)(v)

        OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of
MERCURY INTERACTIVE CORPORATION
at
$52.00 Net Per Share
by
MARS LANDING CORPORATION
a wholly-owned subsidiary
of
HEWLETT-PACKARD COMPANY

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase dated August 17, 2006 (which, together with any amendments or supplements thereto, collectively constitute the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Mars Landing Corporation, a Delaware corporation (the "Offeror"), and wholly-owned subsidiary of Hewlett-Packard Company, a Delaware corporation (the "Parent"), to purchase for cash all outstanding shares of common stock, par value $0.002 per share (the "Shares"), of Mercury Interactive Corporation, a Delaware corporation (the "Company"). The Offer is being made in connection with the Agreement and Plan of Merger, dated July 25, 2006, by and among the Offeror, the Parent and the Company (as it may be amended from time to time, the "Merger Agreement"). We are the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

        Your attention is directed to the following:

          1.     The tender price is $52.00 per Share (or any higher price per share that is paid in the Offer), net to you in cash without interest thereon, less any required withholding taxes;

          2.     The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, September 14, 2006, unless the Offer is extended pursuant to the Merger Agreement (as extended, the "Expiration Date");

          3.     The Offer is conditioned upon, among other things: (i) there being validly tendered in accordance with the terms of the Offer and not withdrawn a number of Shares of the Company which, together with the Shares then owned by the Parent and its subsidiaries (including the Offeror) (if any), represents at least a majority of all outstanding Shares; (ii) any waiting periods (and extensions thereof) applicable to the Offer and the other transactions contemplated by the Merger Agreement (including the Offer and the Merger) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated and any other material antitrust, competition or merger control consents reasonably deemed necessary, appropriate or desirable by the Parent having been received (or deemed to have been received by virtue of the expiration or termination of any applicable waiting period), either conditionally or on terms reasonably satisfactory to the Parent; (iii) no governmental authority issuing an order or taking other action prohibiting or otherwise materially affecting the ability of the Parent or the Offeror to consummate the Offer; (iv) no action or proceeding being instituted by a governmental authority in connection with the Offer or the Merger challenging, prohibiting or otherwise materially affecting the ability of the Parent or the Offeror to consummate the Offer; (v) no change in the recommendation of the Board of Directors of the Company relating to the Offer or the Merger; (vi) no material adverse effect on the Company or its business; and (vii) the Company having filed with the Securities and Exchange Commission (the "SEC") its Annual Report on Form 10-K for its fiscal year ended December 31, 2005 (the "2005 Form 10-K"), and the 2005 Form 10-K, as so filed with the SEC, complying as to form with the rules and regulations of the SEC applicable to annual reports on Form 10-K, and the 2005 Form 10-K including: (a) an opinion of the Company's independent auditors relating to the financial statements of the Company for its fiscal years ended December 31, 2003, 2004 and 2005 included in the 2005 Form 10-K, which is not qualified because of a limitation on the scope of the audit and does not contain qualifications relating to the acceptability of accounting principles used or the completeness of disclosures made or with respect to "going concern;" (b) an opinion of the Company's independent auditors in respect of the Company's internal control over financial reporting at December 31, 2005; (c) the management certifications required by Sections 906 and 302 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"); and (c) the management assessments required by Section 404 of the Sarbanes-Oxley Act. If any of these conditions is not satisfied at or prior to the scheduled expiration of the Offer, the Offeror (a) will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, pay for Shares that are tendered in the Offer, and (b) may delay the acceptance for payment of or, subject to any applicable rules and regulations of the SEC, the payment for, any Shares that are tendered in the Offer. The Parent or the Offeror may waive any of the conditions to the Offer, except for the condition described in clause (i) above, which may be waived only with the prior written consent of the Company. The Offer is not conditioned upon the Parent or the Offeror obtaining financing; and

          4.     Any stock transfer taxes applicable to the sale of the Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

        The Offer is not being made to, and tenders be not be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

        Payment for the Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Computershare Trust Company of New York (the "Depositary") of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

Instruction Form with Respect to
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Mercury Interactive Corporation
by Mars Landing Corporation

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 17, 2006 (the "Offer to Purchase"), and the related Letter of Transmittal, in connection with the offer by Mars Landing Corporation to purchase all outstanding shares of common stock, par value $0.002 per share (the "Shares"), of Mercury Interactive Corporation.

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered		SIGN HERE
Shares*
Signature(s)
Name(s)
Dated	, 2006.	Address(es)
(Zip Code)

*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.

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  Exhibit (a)(1)(v)